Exhibit 10.5

MODIFICATION AND CONDITIONAL WAIVER UNDER
LOAN AND SECURITY AGREEMENT

This Modification and Conditional Waiver under Loan and Security Agreement (this “Modification”) is entered into on November 1, 2013 (the “Modification Effective Date”), by and between ISC8, Inc. (formerly Irvine Sensors Corporation), a Delaware corporation with its principal place of business at 3001 Red Hill Ave., Bldg. 4/108, Costa Mesa, Orange County, CA 92926 (“Borrower”) and Partners for Growth III, L.P. (“PFG”).  Except as otherwise specified herein, capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

WHEREAS, Borrower and PFG entered into that certain Loan and Security Agreement dated as of December 14, 2011, as amended by the Forbearance (as defined below) (the “Loan Agreement”) and contemporaneously entered into that certain Unconditional Continuing Guaranty (“Guaranty”) for the benefit of PFG given by The Griffin Fund LP (“Griffin”) and Costa Brava Partnership III, L.P. (“Costa”) ;

WHEREAS, PFG provided the credit contemplated under the Loan Agreement as, when and how specified in the Loan Agreement;

WHEREAS, PFG and Borrower entered into that certain Forbearance, Limited Waiver and Consent under Loan and Security Agreement on August 21, 2012, to, inter alia, address financial covenant defaults by Borrower specified therein (the “Specified Defaults” and such Forbearance, Limited Waiver and Consent under Loan and Security Agreement on August 21, 2012, the “Forbearance”);

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement on September 28, 2012 (the “First Forbearance Extension”) extending PFG’s forbearance until October 31, 2012;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement on October 31, 2012 (the “Second Forbearance Extension”) extending PFG’s forbearance until December 15, 2012;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement on December 15, 2012 (the “Third Forbearance Extension”) extending PFG’s forbearance until January 31, 2013;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of February 1, 2013 (the “Fourth Forbearance Extension”) extending PFG’s forbearance until February 28, 2013;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of March 1, 2013 (the “Fifth Forbearance Extension”) extending PFG’s forbearance until March 31, 2013;
WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of April 1, 2013 (the “Sixth Forbearance Extension”) extending PFG’s forbearance until April 30, 2013;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of May 1, 2013 (the “Seventh Forbearance Extension”) extending PFG’s forbearance until May 31, 2013;

WHEREAS, in March 2013, Borrower resolved to and ceased to be engaged in its Government-focused business, terminating all of its employees and exiting the facilities associated with that business (the “Shutdown Transaction”), and Borrower treated the Shutdown Transaction as a disposition of obsolete or unneeded Equipment in the ordinary course of Borrower’s business not requiring PFG’s consent under the Loan Documents. Certain terminated employees of Borrower formed a new corporation named “Irvine Sensors Corporation” (“New ISC”) in an attempt to continue Borrower’s former government business; no ownership or security interest exists between Borrower and New ISC;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of June 1, 2013 (the “Eighth Forbearance Extension”) extending PFG’s forbearance until June 30, 2013;

WHEREAS, PFG and Borrower entered into that certain Ninth Extension of Forbearance under Loan and Security Agreement as of July 1, 2013 (the “Ninth Forbearance Extension” and, together with the Forbearance and the above-specified Forbearance extensions, the “Forbearance Agreements”);

WHEREAS, (i) Borrower, acknowledging that the Specified Defaults have occurred and are continuing, has requested, subject to the terms and conditions of this Modification, that PFG waive the Specified Defaults, modify the Loan Agreement and otherwise make the accommodations set forth herein;

WHEREAS, Borrower remains in default due to the Specified Defaults, but contemplates consummating a Next Equity Financing as contemplated in the Forbearance Agreements (the initial closing of such equity financing raising not less than the Minimum NEF Amount as defined in Section 6(h) (the “Initial NEF Closing”)) and PFG is willing to modify the Loan Agreement and conditionally waive the Specified Defaults in contemplation of such Initial NEF Closing;

NOW THEREFORE, the parties hereby agree as follows:

1.           Description of Existing Indebtedness. Among other Obligations and indebtedness which may be owing by Borrower to PFG, Borrower is indebted to PFG pursuant to, among other documents, the Loan Agreement and the Guaranty.  The Loan Agreement provides for a term loan in the principal amount of $5,000,000, receipt of which Borrower acknowledges and all of which is outstanding on the date hereof.  In addition to such principal outstanding amount, Borrower owes $76,667 in deferred interest (due at the Maturity Date or other termination of or acceleration of Obligations under the Loan Agreement), $46,875 in deferred fees (due as required in Section 7.10 of this Modification), and accrued and unpaid current interest due at the end of October 2013 in accordance with the terms of the Loan Agreement and PFG’s out-of-pocket fees and costs as set forth in Section 7.2. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement and the other Loan Documents, including the Warrants.

2.           Description of Collateral. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, the Guaranty, an Intellectual Property Security Agreement and other documents of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3.           Modification; Changes to Loan Agreement Terms.

(a)  Reduction in Principal Obligations. On or prior to the earlier of October 28, 2013 and (ii) the Initial NEF Closing, Borrower shall indefeasibly repay $2,000,000 in principal Obligations, $1,000,000 of which shall be from Borrower’s available cash (including, if the Initial NEF Closing has occurred, from proceeds of the Initial NEF Closing), and $1,000,000 of which shall be credited as repaid by the application of a $1,000,000 deposit held by PFG from a PFG demand on Costa under the Guaranty.

(b)  Amendment of Guaranty. Contemporaneously with the execution of this Modification, PFG, Costa and Griffin will enter into an amendment of the Guaranty, releasing Costa as a Guarantor, reducing the Maximum Guaranteed Amount to $1,000,000, and affirming the obligations of Griffin under the Guaranty (as to the reduced Maximum Guaranteed Amount).

(c)  Deposit. Within three (3) Business Days from the Modification Effective Date, Borrower shall deposit the cash sum of $500,000 with PFG, to be held by PFG as additional security for the Obligations (the “Deposit”). The Deposit (i) shall be held by PFG (A) without bearing interest for the benefit of Borrower, and (B) in PFG’s discretion, through the Maturity Date, and (ii) shall be increased by twenty-five percent (25%) of the excess over the Minimum NEF Amount (the “Additional Deposit”). For example only, if Borrower raises $10,625,000 in the Next Equity Financing, Borrower would promptly remit an additional $250,000 (25% * ($10,625,000 – [Minimum NEF Amount or $9,625,000]) as Deposit to PFG. This requirement would apply, without duplication, to successive closings of a Next Equity Financing, with such supplements to the Deposit to be due no less frequently than monthly, as and when proceeds of subsequent closings of the Next Equity Financing are received by Borrower; provided, however, the excess of Additional Deposit held by PFG at any time over the amount of $1,000,000 shall be credited by PFG to reduce a corresponding amount of outstanding principal Obligations.

(d)  Modification of Loan Agreement Terms. Subject to the terms of this Section 1 being timely satisfied and Borrower’s compliance with the conditions set forth in Section 7, so long as no Default or Event of Default has occurred and is continuing other than the Specified Defaults:

(i)
Waiver of Control Agreement Requirement. So long as no Event of Default occurs and is continuing after the Modification Effective Date, Borrower’s obligations under Section 8(a) of the Schedule to provide Control Agreements in respect of its Deposit Accounts is hereby waived; in addition, Borrower’s past failure to provide Control Agreements as required is hereby waived;

(ii)	Extension of Maturity Date. The Maturity Date specified in Section 4 of the Schedule is hereby amended to read “December 31, 2014”.

(e)  Fees and Warrant Stock Earned. Borrower confirms that (i) all fees payable to PFG under the Loan Agreement and Forbearance Agreements, regardless of when payable, have been earned by PFG and shall be paid as and when payable; and (ii) all shares of Warrant Stock under Warrants issued to PFG and its designees are fully vested and not subject to any reduction under Section 1.7 thereof.

(f)  Suspension of Financial Covenant Measurement; Financial Covenant Reset; Amendment and Restatement. Within twenty (20) Business Days from the Modification Effective Date, PFG shall, in consultation with Borrower and based upon Borrower’s post-Next Equity Financing financial projections, reset the Financial Covenants set forth in Section 5 of the Loan Agreement (thresholds and/or covenants) with a view to setting covenant levels within Borrower’s reasonable capability to achieve. Borrower shall continue to report as required under Section 7 of the Schedule, but PFG waives Borrower’s compliance with the Financial Covenants set forth in Section 5 of the Schedule for the months of August 2013, September 2013 and October 2013. After new Financial Covenants have been set, PFG may in its good faith business judgment and for the sake of clarity require that such reset Financial Covenants and the then relevant terms of this Modification be embodied in an Amended and Restated Loan Agreement.

(g)           Interest Rate. To the extent that Obligations are subject to the Default Rate due to the Specified Defaults or otherwise, as from the Modification Effective Date, so long as no Default has occurred and is continuing other than the Specified Defaults, Borrower has discharged its obligations under Section 1 of this Modification and has satisfied the conditions set forth in Section 7 of this Modification, the interest rate applicable to Obligations shall revert to the non-Default Rate.

(h)           Correction of Scrivener’s Error. The percentage set forth in Section 3(b) of the Ninth Forbearance Extension is hereby corrected from “0.077%” to read “7.7%”.

(i)           Next Equity Financing. Subject to the truth and accuracy of Borrower’s representation and warranty set forth in Section 6(h), PFG will deem the initial closing of the financing specified therein as a financing qualifying as the “Next Equity Financing” for purposes of the Loan Documents.

           4.           Conditional Waiver of Specified Defaults.  If after the date hereof no Default or Event of Default has occurred and is continuing under the Loan Agreement, other than the Specified Defaults, and Borrower timely satisfies its obligations under Section 1 and the conditions set forth in Section 7, PFG shall be deemed to have irrevocably waived the Specified Defaults and, for all purposes and at all times thereafter, such Specified Defaults shall be deemed to never have occurred. The limited waivers given in this Modification shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date, subject to this Modification.

5.           Ratification of Loan Documents.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each of the Loan Documents to which it is a party. The authority and incumbency documents and certificates previously delivered to PFG in connection with the Loan Documents from time to time remain in full force and effect, unmodified, and are hereby ratified. The terms and conditions of the Loan Agreement remain in full force and effect, unmodified except as set forth herein.

6.           Representations and Warranties.  Borrower represents and warrants that:

(a)           immediately upon execution of this Modification and assuming Borrower’s satisfaction of the obligations set forth in Section 1 and the conditions set forth in Section 7 hereof (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing or would result from the performance of the Loan Documents;

(b)           Borrower has the corporate power and authority to deliver this Modification and to perform its Obligations under the Loan Documents and the person(s) executing this Modification on behalf of Borrower are duly empowered to do so;

(c)           the certificate of incorporation and other formation and organizational documents of Borrower provided to PFG on the date of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect or, if any such documents have been amended, supplemented or restated or are no longer true, accurate and complete, Borrower shall provide true, complete, correct and current versions of such documents as additional conditions to this Modification under Section 7;

(d)           the execution and delivery by Borrower of this Modification and the performance by Borrower of its Obligations under the Loan Agreement have been duly authorized by all necessary corporate action on the part of Borrower;

(e)           this Modification, when executed and delivered by Borrower (i) constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and (ii) does not conflict with any law or regulation or judgment or the organizational documents of Borrower, or any agreement or document to which Borrower is a party or which is binding upon it or any of this assets; and (iii) does not require any authorization, approval, consent, licence or registration in any jurisdiction for its execution, performance, validity or enforceability that has not already been obtained by Borrower;

(f)           Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with Borrower in connection with this Modification and in connection with the Loan Documents and that, as of the date hereof, it has no defenses against its obligation to pay any and all Obligations;

(g)           the information set forth in the Representations, as updated by Borrower (as required) and delivered to PFG on or prior to the date hereof, continues to be true, correct, accurate and complete as of the Modification Effective Date; and

(h)           as of the Modification Effective Date, Borrower has raised $9,625,000 in proceeds of its “Next Equity Financing” as contemplated in the Forbearance Agreements, consisting of (i) $4,500,000 in convertible investor debt cash proceeds received on or prior to the Ninth Forbearance Extension Effective Date, which will convert into Series D Preferred Stock on the Initial NEF Closing, (ii) $5,025,000 in convertible debt and equity cash proceeds received from the Ninth Forbearance Effective Date to the Modification Effective Date, and (iii) $100,000 in Next Equity Financing subscription from PFG (such amounts, the “Minimum NEF Amount”).

Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

7.           Conditions.  Subject to the satisfaction of the conditions set forth below, this Modification shall become effective on the date it is executed by the parties hereto, but shall continue to be subject to the satisfaction of all the following conditions:

7.1           Execution and Delivery.  As a condition precedent, Borrower shall have duly executed and delivered an original counterpart of this Modification to PFG via electronic mail by 5:00 p.m. US Pacific Time on October 28, 2013, with the original of such counterpart not later than one Business Day thereafter via overnight courier.

7.2           Payment of PFG Expenses.  Borrower shall have paid upon demand all PFG Expenses (including all reasonable attorneys’ fees and expenses) incurred in connection with this Modification.

7.3           Updates to Borrower Information. If required to render the Representations identified in Section 5(g) hereof true, correct, accurate and complete as of the date hereof in all material respects, Borrower shall update the Representations.

7.4           Amendment of Guaranty. PFG shall have received the amendment to the Guaranty contemplated in Section 3(b), above, duly executed by Costa, Griffin and Borrower.

7.5           Principal Reduction. Borrower shall have made the principal payment contemplated in Section 3(a), above.

7.6           Deposit.  Borrower shall have paid over to PFG the Deposit contemplated in Section 3(c), above, including (as a condition subsequent) any increases in the Deposit required in accordance with the terms of Section 3(c).

7.7           Officer’s Certificate Regarding Next Equity Financing. Borrower shall promptly (in no event later than one (1) Business Day) notify PFG of the consummation of the Initial NEF Closing and the Next Equity Financing Effective Price. If so requested by PFG at any time thereafter, Borrower’s chief financial officer shall certify in writing to PFG the Number of Shares of Next Equity Financing Stock (or Common Stock, as the case may be) and relevant Exchange Price for each Warrant held by PFG and its designee holders of Warrants based upon such Next Equity Financing Effective Price.

7.8           Waiver Fee. As a condition subsequent, Borrower shall have paid PFG a Waiver Fee equal to $125,000 in consideration of this Modification, payable at the earliest of the Maturity Date, other termination of this Modification or the Loan Agreement or upon any acceleration of the due date of Obligations due to the occurrence and continuation of a Default or Event of Default.

7.9           Consummation of Initial NEF Closing. Borrower shall have consummated the Initial NEF Closing on or before October 28, 2013.

7.10           Payment of Ninth Forbearance Extension Deferred Cash Fee. Without duplication for the dollar amount stated in Section 1, Borrower shall have paid PFG the cash component of the deferred Ninth Forbearance Extension Fee sum of $46,875, which shall be deemed “paid” by such amount being added to outstanding principal Obligations on the Modification Effective Date, and such additional principal Obligation shall bear interest in the same manner as Loan principal and be repayable as and when Loan principal is required to be paid.

        7.11           Payment of Ninth Forbearance Extension Deferred Fee in Warrants. Borrower shall have issued Warrants to PFG and its designees to purchase (in the aggregate) 2,232,143 shares of Borrower common stock at an exercise price of $0.01 per share.

For the avoidance of doubt, the failure of any of the conditions set forth in this Section 7 at any time, unless waived by PFG in its sole discretion, shall constitute an Event of Default.

8.           Terms Related to Shutdown Transaction.  The terms set forth in the Ninth Forbearance Extension related to the Shutdown Transaction and pay-over of sum to PFG are incorporated by reference as if set forth herein and remain in full force and effect.

9.           No Defenses; Release. NO DEFENSES.  Borrower agrees that, as of the date hereof, it has no defenses against its  obligations to pay any and all Obligations. Borrower, for itself, its Subsidiaries and any Persons related or associated by ownership or effective control (each, a “Releasor”) hereby forever relieves, releases, and discharges PFG and each of its present or former employees, officers, directors, agents, representatives, attorneys (the “Indemnitees”), from any and all possible claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Modification, which any Releasor or any of their respective partners, members, officers, agents or employees may now or hereafter have against the Indemnitees, if any, and irrespective of whether any of the foregoing arise out of contract, tort, violation of laws or regulations or otherwise, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, negligence, bad faith, malpractice, violations of the racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, deceptive trade practices, libel, slander, conspiracy or any claim relating to the Existing Loan Documents or the transactions contemplated therein (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner connected with or related to the Existing Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.  In furtherance of this release, each Releasor expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” By entering into this release, each Releasor recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of each Releasor hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any Releasor should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, no Releasor shall be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances. Each Releasor acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Releasor acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Modification, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events.  Each Releasor hereby represents and warrants to PFG, and PFG is relying thereon, as follows: (i) except as expressly stated in this Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to any Releasor regarding any fact relied upon by any Releasor in entering into this Modification; (ii) each Releasor has made such investigation of the facts pertaining to this Modification and all of the matters appertaining thereto, as it deems necessary; (iii) the terms of this Modification are contractual and not a mere recital; (iv) this Modification has been carefully read by each Releasor, the contents hereof are known and understood by each Releasor, and this Modification is signed freely, and without duress, by each Releasor; (v) each Releasor represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Obligor shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

10.           Counterparts.  This Modification may be signed in any number of counterparts, and by different parties hereto in separate counterparts, delivered in original or in facsimile form (e.g., PDF of original sent via electronic mail) with the same effect as if the signatures to each such counterpart were upon a single instrument and delivered with original signatures.  All counterparts shall be deemed an original of this Modification.

11.           Integration; Construction.  This Modification, the Forbearance Agreements, the Loan Agreement, the other Loan Documents and any documents executed in connection herewith or therewith or pursuant hereto or thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; except that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The title of this Modification and section headings are for the readers’ convenience only and shall be ignored for purposes of integration into the Loan Agreement. The quotation marks around modified clauses set forth herein and any differing font styles, if any, in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. The Recitals to this Modification are expressly incorporated by reference herein. The General Provisions set forth in Section 9 of the Loan Agreement are incorporated herein by reference.

12.           Consistent Changes.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

13.           Governing Law; Venue.  THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and PFG each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the Modification Effective Date.

Borrower:                                                           ISC8, Inc.
a Delaware corporation

By:/s/ Marcus A. Williams
Name: Marcus A. Williams
Title: Secretary and Senior Vice President

PFG:                                                           Partners for Growth III, L.P.

By: /s/ Andrew Kahn
Name: Andrew Kahn
Title:   Manager, Partners for Growth III, LLC,
its General Partner